United States
Securities And Exchange Commission
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 3, 2009
Lodgian, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-14537	52-2093696
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)
3445 Peachtree Road, N.E., Suite 700
Atlanta, GA 30326
(Address of principal executive offices)

(404) 364-9400
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On August 3, 2009, Lodgian, Inc. (the “Company”) announced that it had obtained a further extension (effective July 31, 2009) of the maturity date for $45.7 million of its mortgage indebtedness to October 1, 2009. This indebtedness, which was originated in June 2004 by Merrill Lynch and securitized in the collateralized mortgage-backed securities market, is referred to by the Company as the Merrill Lynch Fixed Rate Pool #3. The Company previously reached an agreement with the special servicer of this mortgage indebtedness to provide for an extension of the maturity date of Pool #3 from the original maturity date of July 1, 2009 to August 1, 2009.
A copy of the press release announcing this extension is attached hereto as Exhibit 99.1 and is incorporated herein by reference in its entirety.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit 99.1	Press Release dated August 3, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lodgian, Inc.
Dated: August 3, 2009	By:	/s/ James A. MacLennan
James A. MacLennan
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated August 3, 2009.